Exhibit 99.1

FOR IMMEDIATE RELEASE
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                         KINGS ROAD ENTERTAINMENT, INC.
                  Sets Date for Annual Meeting of Shareholders

BEVERLY HILLS, CA (May 13, 2004): KINGS ROAD ENTERTAINMENT, INC. (KREN.PK) reported today that it will hold its annual meeting of stockholders on Wednesday, September 15, 2004. Stockholders of record as of July 15, 2004, (the "Record Date") shall be entitled to notice and to vote at the meeting and any postponements and adjournments thereof. The exact time and place of the annual meeting has yet to be determined.

Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, stockholder proposals intended to be presented at the annual meeting of stockholders to be held on September 15, 2004, must be received at the Company's principal executive offices no later than June 15, 2004, along with all information required to be provided in accordance with the By-laws of the Corporation, the Delaware General Corporation Law and the Securities Exchange Act of 1934.

The information contained in this press release includes forward-looking statements. Forward-looking statements usually contain the words "estimate," "anticipate," "believe," "expect" or similar expressions that involve risks and uncertainties. These risks and uncertainties include the company's status with uncertain profitability, need for significant capital, uncertainty concerning market acceptance of its products, competition, limited service and manufacturing facilities, dependence on technological developments and protection of its intellectual property. The company's actual results could differ materially from those discussed herein. Factors that could cause or contribute to such difference are discussed more fully in the "Risk Factors," "Management's Discussion and Analysis or Plan of Operation" and other sections of the company's Form 10-KSB, Form 10-QSB and other publicly available information regarding the company on file with the Securities and Exchange Commission. The company will provide you with copies of this information upon request.

For Further Information Contact:
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KINGS ROAD ENTERTAINMENT, INC.
Christian DeFrank, President and COO
Telephone:        (646) 345 2021
Facsimile:        (212) 414-5072